UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2012 (June 12, 2012)

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 12, 2012, the Board of Directors of Arch Coal, Inc. (the “Company”) elected, effective immediately, Paul T. Hanrahan as a director of the Company.  Mr. Hanrahan will serve as a Class I director, with his term expiring at the 2013 annual meeting of stockholders of the Company, and will serve on the board’s audit committee and nominating and corporate governance committee.

Mr. Hanrahan served as the President and Chief Executive Officer of The AES Corporation, one of the world’s leading independent power producers, from June 2002 to September 2011. He was Executive Vice President and Chief Operating Officer of The AES Corporation from 2000 to 2002 and President and Chief Executive Officer of AES China Generating Co., Ltd. from 1993 until 1998.  Mr. Hanrahan served as a director of The AES Corporation from June 2002 to September 2011. Mr. Hanrahan serves as a director of Ingredion, Inc., a manufacturer of sweeteners and other food ingredients; AquaVentures Holdings, LLC, an owner and operator of desalination systems; and GreatPoint Energy, Inc., a producer of clean, low-cost natural gas from coal, petroleum coke and biomass. He holds a Bachelor of Science degree in mechanical engineering from the U.S. Naval Academy and a Master of Business Administration degree from Harvard Business School.

In accordance with the Company’s non-employee director compensation plan, Mr. Hanrahan will receive a new director fee equal to $60,000, a grant of 1,460 restricted stock units and an annual retainer of $120,000.  Pursuant to the Company’s deferred compensation plan, 100% of the new director fee is required to be deferred into a hypothetical investment in the Company’s common stock in order to align the interests of the Company’s directors with the long-term interests of stockholders.  In addition, the Company’s directors receive additional annual committee retainer fees equal to $15,000 for serving on the audit committee and $10,000 for serving on any other committee of the Company.

Mr. Hanrahan will also be eligible to participate in the Company’s deferred compensation plan and other compensation arrangements for non-employee directors, and is subject to the stock ownership guidelines for non-employee directors, described under the heading “Director Compensation” in the Company’s proxy statement filed with the Securities and Exchange Commission on March 16, 2012.  Mr. Hanrahan entered into an indemnification agreement with the Company, effective as of June 12, 2012, substantially in the form attached as Exhibit 10.40 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Item 7.01              Regulation FD Disclosure.

On June 18, 2012, the Company issued a press release announcing the election described above. A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference.

Item 9.01              Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibit is attached hereto and furnished herewith.

Exhibit No.	Description
99.1	Press release dated June 18, 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2012	Arch Coal, Inc.

	By:	/s/ Robert G. Jones
Robert G. Jones
Senior Vice President–Law, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release dated June 18, 2012.